SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐Preliminary Proxy Statement

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☐Definitive Proxy Statement

X       Definitive Additional Materials

☐Soliciting Material under §240.14a-12

VOYA PRIME RATE TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 9, 2020.

The following Notice of Change of Location relates to the proxy statement (the "Proxy Statement") of Voya Prime Rate Trust (the "Fund"), dated May 11, 2020, furnished to shareholders of the Fund in connection with the solicitation of proxies by the Board of Trustees of the Fund for use at the 2020 Annual Meeting of Shareholders to be held on July 9, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about June 15, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 9, 2020

To Our Shareholders:

As part of our effort to maintain a safe and healthy environment at the 2020 Annual Meeting of Shareholders (the "Annual Meeting") of Voya Prime Rate Trust (the "Fund"), NOTICE IS HEREBY GIVEN that the location of the Annual Meeting has been changed. As previously announced, the Annual Meeting will be held on July 9, 2020 at 2:00 p.m. However, instead of 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, AZ 85258-2034, the meeting will be held at the Hyatt Regency Scottsdale at Gainey Ranch, Ballroom Vaquero D – G, 7500 East Doubletree Ranch Road, Scottsdale, AZ 85258.

As described in the proxy materials for the Annual Meeting previously distributed, shareholders of record as of the close of business on April 24, 2020, are entitled to notice of, and to vote at, the Annual Meeting, and are also entitled to vote at any adjournments or postponements thereof. If you expect to attend the Annual Meeting, please call Shareholder Services toll-free at 1-800-992-0180.

Additionally, due to the public health crisis presented by the ongoing COVID-19 pandemic and governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of our shareholders, employees and communities, attendees are highly encouraged to wear a self-provided mask or cloth face covering while on the premises and will be required to practice social distancing. Any person in attendance who exhibits cold or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave the premises for the protection of the other attendees.

Having your shares represented and voted at the Annual Meeting is extremely important. Whether or not you plan to attend the Annual Meeting, and in order to facilitate timely receipt of your vote given the potential impact of COVID-19, please vote as soon as possible. You are urged to date, sign and return the WHITE Proxy Ballot in the envelope provided to you, or to vote by internet or by telephone as described in the Proxy Statement, even if you plan to attend the Annual Meeting, so that your shares can be voted regardless of whether you attend the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting; if you should be present at the Annual Meeting and desire to vote, you may withdraw your proxy at such time. Only the latest validly executed Proxy Ballot that you timely submit will be counted. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you received from the holder of record in order to vote your shares.

If you have any questions or need assistance voting your shares, please contact Georgeson LLC, the Fund's proxy solicitor, at 1-877-278-4775.

By Order of the Board of Trustees

Huey P. Falgout, Jr.

Secretary

June 15, 2020

The Proxy Statement	and Notice of	Annual	Meeting	of	Shareholders are
available at: www.proxy-direct.com/voy-31357